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                                   EXHIBIT 2.1






                              ACQUISITION AGREEMENT

                                  BY AND AMONG

                                CKS GROUP, INC.,

                           RALEIGH ACQUISITION, INC.,

                              CHARLES C. MCKINNEY,

                     THE PERSONS LISTED ON EXHIBIT A HERETO,

                        ROBERT C. DOHERTY, DON S. MAURER

                                       AND

                      CHEMICAL TRUST COMPANY OF CALIFORNIA




                          DATED AS OF JANUARY 31, 1997


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                                TABLE OF CONTENTS
PAGE

ARTICLE I.   PURCHASE AND SALE OF PARTNERSHIP INTERESTS.....................  6
      1.1  Purchase.........................................................  6
      1.2  Consideration....................................................  6
      1.3  Delivery.........................................................  6

ARTICLE II.  CLOSING........................................................  6
      2.1  The Closing......................................................  6
      2.2  Deliveries at the Closing by the Partners........................  6
      2.3  Deliveries at the Closing by Parent and Sub......................  7
      2.4  Delivery to Escrow Agent.........................................  7

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS.................  7
      3.1  Organization of the Partnership..................................  7
      3.2  Partnership Structure............................................  8
      3.3  Subsidiaries.....................................................  8
      3.4  Authority........................................................  8
      3.5  Partnership Financial Statements.................................  9
      3.6  No Undisclosed Liabilities.......................................  9
      3.7  No Changes.......................................................  9
      3.8  Tax and Other Returns and Reports................................ 11
      3.9  Restrictions on Business Activities.............................. 12
      3.10 Title of Properties; Absence of Liens and Encumbrances;
           Condition of Equipment .......................................... 13
      3.11 Intellectual Property............................................ 13
      3.12 Agreements, Contracts and Commitments............................ 15
      3.13 Interested Party Transactions.................................... 17
      3.14 Governmental Authorization....................................... 17
      3.15 Litigation....................................................... 17
      3.16 Accounts Receivable; Inventory................................... 17
      3.17 Executive Committee Minute Books................................. 18
      3.18 Environmental Matters............................................ 18
      3.19 Brokers' and Finders' Fees; Third Party Expenses................. 19
      3.20 Employee Matters and Benefit Plans............................... 19
      3.21 Insurance........................................................ 22
      3.22 Compliance with Laws............................................. 22


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      3.23  Complete Copies of Materials.................................... 22
      3.24  Pooling of Interests............................................ 22
      3.25  Representations Complete........................................ 22

ARTICLE IIIA.  FURTHER REPRESENTATION AND WARRANTIES
      OF THE PARTNERS ...................................................... 23
      3.1A  Due Authorization............................................... 23
      3.2A  No Violation.................................................... 23
      3.3A  No Consent Needed............................................... 23
      3.4A  Ownership of Partnership Interest............................... 23
      3.5A  SEC Documents, Parent Financial Statements...................... 23
      3.6A  Tax Matters..................................................... 24
      3.7A  Absence of Claims by Partners................................... 24
      3.8A  Investment Representations of the Partners...................... 24

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB............... 25
      4.1   Organization, Standing and Power................................ 25
      4.2   Authority....................................................... 25
      4.3   Capital Structure............................................... 26
      4.4   SEC Documents; Parent Financial Statements...................... 27
      4.5   Brokers' and Finders' Fees...................................... 27
      4.6   Litigation...................................................... 27
      4.7   Sub............................................................. 27
      4.8   No Purchases of Parent Stock.................................... 27

ARTICLE V.  [INTENTIONALLY OMITTED]......................................... 28

ARTICLE VI.  ADDITIONAL AGREEMENTS.......................................... 28
      6.1    Filing of Form S-3............................................. 28
      6.2    Expenses....................................................... 29
      6.3    Reasonable Best Efforts........................................ 29
      6.4    Affiliate Agreements........................................... 29
      6.5    Tax Returns.................................................... 29
      6.6    Additional Documents and Further Assurances.................... 30
      6.8    Pooling Accounting............................................. 30
      6.9    Nasdaq Listing................................................. 30
      6.10   Financial Results of Combined Businesses....................... 30
      6.11   Benefit Plans.................................................. 30


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      6.12   Stock Options.................................................. 31

ARTICLE VII.  CONDITIONS TO THE ACQUISITION................................. 31
      7.1    Conditions to Obligations of Each Party to Effect the
             Acquisition.................................................... 31
      7.2    Additional Conditions to Obligations of the Partners........... 32
      7.3    Additional Conditions to the Obligations of Parent and Sub..... 32

ARTICLE VIII.  [INTENTIONALLY OMITTED]...................................... 33

ARTICLE IX.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............. 33
      9.1    Survival of Representations and Warranties..................... 34
      9.2    Indemnity...................................................... 34
      9.6    Indemnification by Parent and Sub of the Partners.............. 41

ARTICLE X.  GENERAL PROVISIONS.............................................. 42
      10.1   Notices........................................................ 42
      10.2   Interpretation................................................. 44
      10.3   Counterparts................................................... 44
      10.4   Entire Agreement; Assignment................................... 44
      10.5   Severability................................................... 44
      10.6   Governing Law.................................................. 44
      10.7   Rules of Construction.......................................... 44
      10.8   Definitions.................................................... 45
      10.9   Amendment...................................................... 47
      10.10  Termination of Articles of Partnership......................... 47


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                                INDEX OF EXHIBITS


Exhibit                    Description
-------                    -----------

Exhibit A       Names of Partners and amounts to be paid to each

Exhibit B       Articles of Partnership of McKinney & Silver

Exhibit C       Form of Registration Rights Agreement

Exhibit D       Form of Affiliate Agreement

Exhibit E       Form of Management Bonus Program

Exhibit G       Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati

Exhibit G-1     Form of Legal Opinion of Davis & Gilbert

Exhibit G-2     Form Legal Opinion of Moore & Van Allen

Exhibit G-3     Form Legal Opinion of Smith, Anderson, Blount, Dorset, Mitchell
                & Jernigan

Exhibit H-1     Form of Non-Competition Agreement to be executed by Persons listed on Schedule 7.3(f)(1)

Exhibit H-2     Form of Non-Competition Agreement to be executed by Persons listed on Schedule 7.3(f)(2)

Exhibit H-3     Form of Non-Competition Agreement to be executed by Persons listed on Schedule 7.3(f)(3)


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                              ACQUISITION AGREEMENT


         This ACQUISITION AGREEMENT (the "Agreement") is made and entered into as of January 31, 1997 among CKS Group, Inc., a Delaware corporation ("Parent"), Raleigh Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), the current general partners of McKinney & Silver, a North Carolina general partnership (the "Partnership") listed on Exhibit A hereto (the "Current Partners") and Charles C. McKinney, a former general partner of the Partnership who now holds certain interests in the profits of the Partnership and the proceeds of any sale of the Partnership ("McKinney") (the Current Partners and McKinney are referred to collectively herein as the "Partners"), Robert C. Doherty and Don S. Maurer, as Partner Representatives and Chemical Trust Company of California, as Escrow Agent.


                                    RECITALS

         A. The Boards of Directors of Parent and Sub and the Partners of the Partnership believe it is in the best interests of Parent, Sub and the Partners that Parent acquire all the equity and profits interests in the Partnership (the "Acquisition") and, in furtherance thereof, have approved the Acquisition.

         B. Pursuant to the Acquisition, among other things, 100% of the capital units, shares and capital accounts of the Partnership shall be transferred to Sub and the Partners shall receive shares of common stock, $0.001 par value per share of Parent (the "Parent Common Stock").

         C. The Partners, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations and warranties and other agreements to one another in connection with the Acquisition.

         D. The parties intend for the Acquisition to be accounted for as a "pooling of interests."

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I

                   PURCHASE AND SALE OF PARTNERSHIP INTERESTS

         1.1 Purchase. At the Closing provided for in Article II hereof, on the terms and subject to the conditions set forth in this Agreement, the Partners shall sell, convey, transfer, assign and deliver to Sub, free and clear of all liens, encumbrances or other defects of title, and Sub shall


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purchase and acquire from the Partners 100% of the outstanding capital units, shares and capital accounts of the Partnership, including after Closing all rights to distributions of the Partnership and all rights to the proceeds of any sale of the assets of, or partnership interests in, the Partnership held by McKinney (the "Partnership Interests"), in each case relating to periods from and after the Closing.

         1.2 Consideration. The aggregate purchase price for the Partnership Interests shall consist of a number of shares of Parent Common Stock (the "Shares") determined by dividing $23,985,000 (the "Purchase Price") by $28.51 (the "Closing Price").

         1.3 Delivery. At the Closing provided for in Article II hereof, the Partners will deliver an instrument or instruments irrevocably assigning 100% of the Partnership Interests in exchange for that number of shares as is set forth opposite the name of each Partner in Column A of Exhibit A. A portion of the Shares equal to 7.5% of the Purchase Price will be deposited by Parent into the Escrow Fund (as defined in Section 9.2) on behalf of the Partners solely to fund the indemnification obligations described in Section 9.2. The number of Shares to be deposited into the Escrow Fund on behalf of each Partner is set forth in Column B of Exhibit A.


                                   ARTICLE II

                                     CLOSING

         2.1 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur contemporaneously with the execution and delivery of this Agreement and shall take place at the offices of Davis & Gilbert in New York, New York, commencing at 10:00 a.m., E.S.T., on January 31, 1997 (the "Closing Date").

         2.2 Deliveries at the Closing by the Partners. At the Closing, the Partners shall deliver or cause to be delivered to Parent or Sub, as the case may be, the following:

            (a) An instrument or instruments irrevocably transferring 100% of the Partnership Interests to Sub;

            (b) All other documents, certificates, instruments or writings required to be delivered by the Partners on or prior to the Closing pursuant to this Agreement, including any required assignments of contracts of the Partnership to Sub; and

            (c) An instrument to Parent terminating that certain Redemption and Loan Agreement dated December 31, 1990 between the Partnership and McKinney.

         2.3 Deliveries at the Closing by Parent and Sub. At the Closing, Parent or Sub, as the case may be, shall deliver to the Partners the following:


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            (a) Certificates representing the Shares in the amounts and in the names set forth in column A of Exhibit A;

            (b) A copy of the resolutions of the Board of Directors of each of Parent and Sub authorizing the execution, delivery and performance by Parent and Sub of this Agreement and the transactions contemplated hereby and a certificate of the Secretary of each company dated the Closing Date, certifying that such resolutions were duly adopted and are in full force and effect; and

            (c) All other documents, certificates or writings required to be delivered by Parent or Sub on or prior to the Closing pursuant to this Agreement.

         2.4 Delivery to Escrow Agent. At the Closing, Parent shall cause to be delivered to the Escrow Agent a certificate or certificates representing the total number of Escrow Shares (as defined in Section 9.2 below) set forth in Column B of Exhibit A. Each such certificate will include stock powers executed by each Partner in respect of the certificate representing the Escrow Shares for each Partner.


                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

         Each of the Current Partners hereby jointly and severally represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section number) executed and delivered by or on behalf of each of the Current Partners to Parent (the "Disclosure Schedules") and dated as of the date hereof, as follows:

         3.1 Organization of the Partnership. The Partnership is a general partnership validly existing under the laws of the State of North Carolina. The Partnership has the requisite power to own its properties and to carry on its business as now being conducted. The Partnership has filed a certificate of doing business (or similar form) in each jurisdiction in which it is doing business except where the failure to file such certificate or certificates in the aggregate would not have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations of the Partnership (hereinafter referred to as a "Material Adverse Effect"). The Current Partners have delivered a true and correct copy of the Articles of Reorganization of Partnership of the Partnership dated December 31, 1990, as amended to date (the "Articles of Partnership"), to Parent, a copy of which is attached hereto as Exhibit B, which document is the only agreement establishing the Partnership and the Partnership Interests.

         3.2 Partnership Structure.

            (a) All of the Partnership Interests, whether as general partner or otherwise, and the names of the person or persons who are the owners of such Partnership Interests are as set forth in


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Exhibit A hereto. At the Closing, the Partners shall have transferred to the Sub
100% of the outstanding Partnership Interests.

            (b) Except for the Articles of Partnership and the Redemption and Loan Agreement which shall be terminated as of Closing, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Partnership is a party or by which it is bound obligating the Partnership to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any interests in the Partnership or obligating the Partnership to grant or enter into any such option, warrant, call, right, commitment or agreement.

         3.3 Subsidiaries. Except as set forth on Schedule 3.3, the Partnership does not have and has never had any subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

         3.4 Authority. The execution and delivery of this Agreement by the Partners does not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Articles of Partnership or (ii) if the consents, waivers and approvals set forth on Schedule 3.4 are obtained or given, any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Partnership. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any Conflict), is required by or with respect to the Partnership in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on
Schedule 3.4.

         3.5 Partnership Financial Statements. Schedule 3.5 sets forth (a) the Partnership's audited balance sheet as of November 30, 1996 (the "November Balance Sheet") and the related audited statements of income and cash flows for the eleven months then ended and (b) the Partnership's audited balance sheet as of December 31, 1995 and 1994 and the related audited statements of income and cash flows for the two years then ended, in each case as reported on by Ernst & Young, independent certified public accountants (collectively, the "Partnership Financials"). The Partnership Financials have been prepared consistently for all periods presented, and revenues presented on the Partnership Financials have been recognized in accordance with generally accepted accounting principles ("GAAP"). The Partnership Financials present fairly the financial condition, operating results and cash flows of the Partnership as of the dates and during the periods indicated therein, subject to normal year-end adjustments, which will not be material in amount or significance. The


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Partnership's current assets are not more than $200,000 less than its total liabilities less accrued rent as determined in accordance with GAAP; provided, however, in making such calculation, the Third Party Expenses remaining to be paid plus the remaining payments to the estate of Toni Jordan shall be excluded from total liabilities and a corresponding intercompany receivable of $1,265,000 from Parent shall be excluded as a current asset.

         3.6 No Undisclosed Liabilities. Except as set forth in Schedule 3.6, the Partnership does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, in excess of $25,000 individually or in the aggregate, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in the financial statements if such financial statements were prepared in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the November Balance Sheet, (ii) has not arisen in the ordinary course of the Partnership's business consistent with past practice since November 30, 1996,
(iii) has not been specifically identified as a liability in a Schedule to this Agreement, (iv) is not an executory obligation under a Contract listed on a Schedule to this Agreement or (v) did not arise under Contracts of the type required to be disclosed on any Schedule but because of the dollar amount or other qualifications are not required to be listed on such Schedule.

         3.7 No Changes. Except as set forth in Schedule 3.7, since November 30, 1996, there has not been, occurred or arisen any:

            (a) transaction by the Partnership except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the Articles of Partnership;

            (c) capital expenditure or commitment by the Partnership, either individually or in the aggregate, exceeding $100,000;

            (d) destruction of, damage to or loss of any material assets, business or customer of the Partnership (whether or not covered by insurance);

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Partnership;

            (g) revaluation by the Partnership of any of its assets;

            (h) declaration, setting aside or payment of a distribution with respect to the partnership interests in the Partnership, or any direct or indirect redemption, purchase or other acquisition by the Partnership of any of partnership interests;


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            (i) except as otherwise contemplated by this Agreement, increase in the salary or other compensation payable or to become payable by the Partnership to any of its officers or employees, or the declaration, payment or commitment or obligation of any kind for the payment, by the Partnership of a bonus or other additional salary or compensation to any such person in each case whether as a result of such increase or prior thereto receives aggregate compensation from the Partnership at an annual rate of $50,000 or more;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Partnership, except in the ordinary course of business as conducted on that date and consistent with past practices;

            (k) amendment or termination of any material contract, agreement or license to which the Partnership is a party or by which it is bound;

            (l) loan by the Partnership to any person or entity, incurring by the Partnership of any indebtedness guaranteeing by the Partnership of any indebtedness, issuance or sale of any debt securities of the Partnership or guaranteeing of any debt securities of others;

            (m) waiver or release of any right or claim of the Partnership, including any write-off or other compromise of any account receivable of the Partnership, in excess of $25,000 in the aggregate;

            (n) the commencement or notice or, to the Current Partners' knowledge, threat of commencement of any lawsuit or proceeding against or, to the Current Partners' knowledge, investigation by any Governmental Entity of the Partnership or its affairs;

            (o) notice of any claim of ownership by a third party of the Partnership's Intellectual Property (as defined in Section 3.11 below) or notice of infringement by the Partnership of any third party's Intellectual Property rights;

            (p) issuance or sale by the Partnership of, or any sale by a Partner of, interests in the Partnership;

            (q) any event or condition of any character that has or, to the knowledge of the Current Partners, may have a Material Adverse Effect;

            (r) any loss of a client accounting for more than 10% of the Partnership's net revenue during the last fiscal year or, to the Current Partners' knowledge, notice by any such customer that it intends to terminate its relationship with the Partnership; or

            (s) negotiation or agreement by the Partnership or any Partner, officer, or employee thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).


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        3.8 Tax and Other Returns and Reports.

            (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or, collectively, "Taxes," means any and all federal, state, local and foreign taxes, assessments and other similar governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.

                    (i) The Partnership as of the Closing Date will have prepared and filed all federal, state, local and foreign returns, estimates, information statements and reports ("Returns") required to be filed by it relating to any and all Taxes imposed upon the Partners and such Returns shall be true and correct and shall have been completed in accordance with applicable law.

                   (ii) The Partnership as of the Closing Date: (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees or independent contractors all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (B) will have accrued on the Partnership Financials all Taxes imposed on the Partners and attributable to the periods covered by the Partnership Financials and will not have incurred any liability for Taxes for the period prior to the Closing Date other than in the ordinary course of business.

                  (iii) The Partnership has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed, or, to the knowledge of the Current Partners, proposed against the Partnership, nor has the Partnership executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax imposed upon the Partnership.

                   (iv) No audit or other examination of any Return of the Partnership is presently in progress, nor has the Partnership been notified of any request for such an audit or other examination.

                    (v) The Partnership does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against on the Partnership Financials, whether asserted or unasserted, contingent or otherwise.

                   (vi) The Partnership will make available upon request copies of all federal and state income (or income information) and all state sales and use Tax Returns for the Partnership for the last three taxable years.


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                  (vii) There are (and as of immediately following the Closing
Date there will be) no liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Partnership relating to or attributable to Taxes, other than liens for personal property, sales and payroll taxes not yet due and payable.

                 (viii) None of the Partnership's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code").

                   (ix) The Partnership constitutes a partnership for federal, state and local income tax purposes and for the purposes of the income tax laws of each state in which it is doing business.

                    (x) The Partnership is not a party to a third-party tax sharing or allocation agreement with any third party nor does the Partnership owe any amount under any such agreement.

                   (xi) The Partnership has not made an election under Section 754 of the Code.

         3.9 Restrictions on Business Activities. Except for (x) standard confidentiality provisions contained in agreements with clients and (y) exclusivity provisions in agreements with clients which limit the Partnership's freedom to service competitive accounts during the term of such agency-client agreement, there is no agreement (noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Partnership or any of the Partners is a party or otherwise binding upon the Partnership or any of the Partners which has or reasonably could be expected to have the effect of prohibiting or impairing any acquisition of property (tangible or intangible) by the Partnership or the conduct of the Partnership's business by the Partnership as heretofore conducted. Except as provided in clauses (x) and (y) above, neither the Partnership nor any Partner has entered into any agreement under which the Partnership is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

         3.10 Title of Properties; Absence of Liens and Encumbrances; Condition of Equipment.

              (a) The Partnership does not own real property, nor has it ever owned any real property. Schedule 3.10(a) sets forth a list of all real property currently leased by the Partnership, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect. All such current leases are valid and effective in accordance with their respective terms. Neither the Partnership nor, to the Current Partners' knowledge, any other party to any lease is in default under any such lease (or has caused an event which with notice or lapse of time, or both, would constitute a default).


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
              (b) The Partnership has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 3.8(vii)), except as reflected in the Partnership Financials or in Schedule 3.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

              (c) Schedule 3.10(c) lists all material items of equipment (the "Equipment") owned or leased by the Partnership and, to the Current Partners' knowledge, such Equipment is, taken as a whole, (i) adequate for the conduct of the business of the Partnership as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         3.11 Intellectual Property.

              (a) For the purposes of this Agreement, the following terms have the following definitions:

                  "Intellectual Property" shall mean any or all of the following and all rights associated therewith: (i) all domestic and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor and all goodwill associated therewith; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, all documentation related to any of the foregoing.

                  "Intellectual Property of the Partnership" shall mean any Intellectual Property that: (i) is owned by or exclusively licensed to the Partnership, or (ii) which is necessary to the operation of the Partnership, including the design, manufacture and use of the products of the Partnership as it currently is operated or is reasonably anticipated to be operated in the future, but shall specifically not include any rights in or to materials created for clients as "work-made-for-hire" or which are subject to an exclusive assignment or license in favor of clients of the Partnership.

              (b) The registrations of the Intellectual Property listed on
Schedule 3.11(b) are valid and subsisting, all necessary registration and renewal fees in connection with such registrations have been made and all necessary documents and certificates in connection with such registrations have been filed with the relevant patent, copyright and trademark authorities in the United States for the purposes of maintaining such Intellectual Property registrations.

              (c) The contracts, licenses and agreements listed on Schedule 3.11(c) include all contracts, licenses and agreements, to which the Partnership is a party with respect to any Intellectual Property of the Partnership, other than "shrink wrap" and similar commercial end-user licenses.

              (d) The contracts, licenses and agreements listed on Schedule 3.11(c) are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Schedule 3.11(c). The Partnership is in compliance with, and has not breached any material term of, the contracts, licenses and agreements listed on Schedule 3.11 (c), and, to the knowledge of the Current Partners, all other parties to the contracts, licenses and agreements listed on Schedule 3.11(c) are, in compliance with, and have not breached any material term of, the contracts, licenses and agreements.

              (e) Except as set forth in Schedule 3.11(e): (i) no person has any rights to use any of the Intellectual Property of the Partnership; and (ii) the Partnership has neither granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of the Partnership.

              (f) Except as set forth on Schedule 3.11(f) the Partnership owns and has good and exclusive title to each item of Intellectual Property of the Partnership, free and clear of any Lien; and (ii) the Partnership owns, or has the right; pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Partnership.

              (g) The operation of the business of the Partnership as it currently is conducted, including its development of advertising campaigns, the production of advertising materials developed for clients and provision of services in respect thereto, does not infringe the Intellectual Property of any other Person.

              (h) The Partnership has not received notice from any person that the operation of the business of the Partnership, including its development of advertising campaigns, the production of advertising materials developed for clients and provision of services in respect thereto, infringes the Intellectual Property of any Person.

              (i) To the knowledge of each Current Partner, except for indemnification agreements running in favor of clients with respect to the non-infringement of advertising campaigns and materials created by the Partnership of the Intellectual Property of any Person contained in agency-client agreements of the Partnership, Schedule 3.11(j) lists all contracts, licenses and agreements between the Partnership and any other Person wherein or whereby the Partnership has agreed to assume or incur any obligation or liability with respect to the infringement by the Partnership or such other Person of the Intellectual Property rights of any other Person.

              (j) There are no contracts, licenses and agreements between the Partnership and any other Person with respect to Partnership Intellectual Property which there is any dispute known to the Partnership regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Partnership thereunder.

              (k) To the knowledge of the Current Partners, no Person is infringing or misappropriating any of the Partnership's Intellectual Property.

              (l) There are no claims asserted against the Partnership or, to the Current Partners' knowledge, against any customer of the Partnership related to any advertising campaigns or advertising materials developed for clients or services of the Partnership rendered to its clients.

              (m) No Intellectual Property of the Partnership is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Partnership.

         3.12 Agreements, Contracts and Commitments. Except as set forth on
Schedule 3.12, the Partnership is not a party to nor is it bound by:

                  (i) any collective bargaining agreements,

                 (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                 (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization, which is not cancelable without penalty or other financial obligation within 30 days or which has total annual remuneration in excess of $100,000,

                  (v) any agreement or plan, including, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                 (vi) any fidelity or surety bond or completion bond,

                (vii) any lease of personal property with fixed annual rental payments in excess of $25,000,

               (viii) any agreement of indemnification (other than indemnification provisions contained in agency-client agreements running in favor of clients with respect to the non-infringement of advertising campaigns and materials created by the Partnership of the Intellectual Property of any Person) or guaranties, (other than the endorsement of negotiable instruments for collection in the ordinary course of business)

                  (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Partnership to engage in any line of business or to compete with any person, including agreements which limit the Partnership's ability to service competitive accounts after the termination of the agency-client agreement or limit the ability of affiliates of the Partnership to service competitive accounts during or after the termination of the agency-client agreement; provided, however, (x) standard confidentiality provisions in agreements with clients entered into in the ordinary course of business and (y) exclusivity provisions in agreements with clients which limit the Partnership's freedom to service competitive accounts during the term of such agency-client agreement do not have to be set forth,

                  (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $100,000,

                 (xi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Partnership's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

               (xiii) any purchase order or contract for the purchase of raw materials involving $50,000 or more; provided, however, that (x) commitments to media and production expenses which are fully reimbursable from clients, and (y) estimates or purchase orders given in the ordinary course of business relating to the execution of projects, do not have to be set forth on Schedule 3.12,

                (xiv) any construction contracts,

                 (xv) any joint venture agreement, or

                (xvi) any other agreement, contract or commitment that involves $100,000 or more or is not cancelable without penalty within thirty
(30) days.

           The Partnership has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any such agreement, contract or commitment set forth on Schedule 3.12 (any such agreement, contract or commitment, a "Contract"). Each Contract set forth in any of the Disclosure Schedules is in full force and effect and is not subject to any default thereunder by the Partnership and, to the knowledge of the Current Partners, is not subject to default of the other party obligated to the Partnership pursuant thereto.
Schedule 3.12 also lists all consents, waivers, approvals and assignments of the parties to any Contract as are required thereunder in connection with the Acquisition or necessary for such Contract to remain in effect without modification after the Closing.

         3.13 Interested Party Transactions. No officer or Partner of the Partnership or Affiliate (as such term is defined in the Securities Act of 1933, as amended (the "Securities Act")) of the Partnership, has or has had within the prior three years, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Partnership furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Partnership, any goods or services or (iii) a beneficial interest in any Contract; provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.13.

         3.14 Governmental Authorization. Schedule 3.14 accurately lists each consent, license, permit, grant or other authorization issued to the Partnership by a Governmental Entity (i) pursuant to which the Partnership currently operates or holds any interest in any of its properties or (ii) which is required for the operation of its business or the holding of any such interest (herein collectively called "Partnership Authorizations"), which Partnership Authorizations are in full force and effect and constitute all Partnership Authorizations required to permit the Partnership to operate or conduct its business or hold any interest in its properties or assets.

         3.15 Litigation. There is no action, suit or proceeding of any nature pending or, to the knowledge of the Current Partners, threatened against the Partnership, its properties or any of its officers (in respect to the Partnership business) nor, to the knowledge of the Current Partners, is there any reasonable basis therefor. There is no investigation by any Governmental Entity pending or, to the knowledge of the Current Partners, threatened against the Partnership, its properties or any of its officers (in respect to the Partnership business), nor, to the knowledge of the Current Partners, is there any reasonable basis therefor by or before any Governmental Entity. No Governmental Entity has at any time within the last three years challenged or questioned the legal right of the Partnership to offer or sell any of its services in the present manner or style thereof.

         3.16 Accounts Receivable; Inventory.

              (a) The Current Partners have made available to Parent a list of all accounts receivable of the Partnership reflected on the November Balance Sheet ("Accounts Receivable") along with a range of days elapsed since invoice.

              (b) All Accounts Receivable of the Partnership arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, to the knowledge of the Current Partners, are collectible except to the extent of reserves thereof set forth in the November Balance Sheet. No Person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         3.17 Executive Committee Minute Books. The minute books of the Executive Committee of the Partnership made available to counsel for Parent are the only minute books of the Executive

Committee of the Partnership and the minutes contained therein accurately describe in all material respects the meetings stated to be held.

         3.18 Environmental Matters.

              (a) Hazardous Material. The Partnership has not: (i) operated any underground storage tanks at any property that the Partnership has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and safely maintained. No Hazardous Materials are present as a result of the deliberate actions of the Partnership or, to the knowledge of the Current Partners, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Partnership has at any time owned, operated, occupied or leased.

              (b) Hazardous Materials Activities. The Partnership has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and has not disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

              (c) Permits. The Partnership currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Partnership's Hazardous Material Activities and other business of the Partnership as such activities and business are currently being conducted.

              (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Current Partners' knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Partnership. The Current Partners are not aware of any fact or circumstance which could involve the Partnership in any environmental litigation or impose upon the Partnership any environmental liability.

         3.19 Brokers' and Finders' Fees; Third Party Expenses. Except as set forth on Schedule 3.19, the Partnership has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Schedule 3.19 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.
Schedule 3.19 sets forth a reasonable estimate of all Third Party Expenses (as defined in Section 6.2) expected to be incurred by the Partnership in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

         3.20 Employee Matters and Benefit Plans.

              (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.20(a)(i) below (such definition shall only apply to this Section 3.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other Person or entity under common control with the Partnership within the meaning of Section 414(b) or (c) of the Code and the regulations thereunder;

                 (ii) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

                (iii) "Partnership Employee Plan" shall refer to any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, fringe benefits or other employee benefits or remuneration of any kind, funded or unfunded, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of ERISA which is maintained, contributed to, or required to be contributed to, by the Partnership or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Partnership or any Affiliate has or may have any material liability, contingent or otherwise;

                 (iv) "Employee" shall mean any current, former, or retired employee, officer, or director of the Partnership or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management, employment, severance, consulting or similar agreement or contract between the Partnership or any Affiliate and any Employee or consultant;

                 (vi) "IRS" shall mean the Internal Revenue Service;

                (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Partnership Employee Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

              (b) Schedule. Schedule 3.20(b) contains an accurate and complete list of (i) each current Employee of the Partnership and each such Employee's current salary and bonus applicable to the current fiscal period and (ii) each Partnership Employee Plan and each Employee Agreement. Except for the Management Bonus Plan referred to in Section 6.8, the Partnership does not have any plan or commitment to establish any new Partnership Employee Plan or Employee Agreement, to materially modify any Partnership Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Partnership Employee Plan or Employee Agreement to the requirements of any applicable law), or to enter into any Partnership Employee Plan or Employee Agreement.

              (c) Documents. The Partnership has provided to Parent (i) correct and complete copies of all documents embodying each Partnership Employee Plan and each Employee Agreement including all amendments thereto; (ii) the most recent annual actuarial valuations, if any, prepared for each Partnership Employee Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Partnership Employee Plan or related trust; (iv) if the Partnership Employee Plan is funded, the most recent annual and periodic accounting of Partnership Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Partnership Employee Plan; (vi) the most recent IRS determination letters and rulings relating to Partnership Employee Plans; (vii) the forms of initial and qualifying COBRA notices; and (viii) the form of enrollment form completed by individuals enrolling in any Section 125 ("cafeteria") plan.

              (d) Employee Plan Compliance. Except as set forth on Schedule 3.20(d), (i) the Partnership has performed in all material respects all obligations required to be performed by it under each Partnership Employee Plan, and each Partnership Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Partnership Employee Plan; (iii) there are no actions, suits or claims pending, or, to the knowledge of the Current Partners, threatened or anticipated (other than routine claims for benefits) against any Partnership Employee Plan or against the assets of any Partnership Employee Plan; (iv) in the past two years there has been no audit of any Partnership Employee Plan by the IRS or the Department of Labor; (v) there are no inquiries or proceedings pending or, to the knowledge of the Current Partners or any Affiliates, threatened by the IRS or Department of Labor with respect to any Partnership Employee Plan; and (vi) neither the Partnership nor any Affiliate is subject to any penalty or tax with respect to any Partnership Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

              (e) Pension Plans. The Partnership does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

              (f) Multiemployer Plans. At no time has the Partnership contributed to any Multiemployer Plan.

              (g) No Post-Employment Obligations. Except as set forth in
Schedule 3.20(g), no Partnership Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Partnership has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

              (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Partnership Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

              (i) Employment Matters. The Partnership (i) is in compliance in all material respects with all applicable foreign, federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees or other Persons who by virtue of their activities performed on behalf of the Partnership may be deemed employees within the meaning of applicable law; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees or other Persons who by virtue of their activities performed on behalf of the Partnership may be deemed employees within the meaning of applicable law (other than routine payments to be made in the normal course of business and consistent with past practice).

              (j) Labor. No work stoppage or labor strike against the Partnership is pending or, to the knowledge of the Current Partners, threatened. The Partnership is not involved in or, to the knowledge of the Current Partners, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Partnership. The Partnership has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Partnership. The Partnership is not presently, nor has it been in the past three fiscal years, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Partnership.

         3.21 Insurance. Schedule 3.21 lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees and Partners of the Partnership. There is no claim by the Partnership pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Partnership are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Current Partners have no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         3.22 Compliance with Laws. The Partnership is not currently in violation of, has not been in material violation of for the past three fiscal years, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation; provided, however, that this representation shall not limit the scope of any other representation made by the Partners hereunder.

         3.23 Complete Copies of Materials. The Current Partners have caused the Partnership to deliver or made available true and complete copies of each document (or summaries of same) referred to in Article III or in any Schedule to this Agreement.

         3.24 Pooling of Interests. To the knowledge of the Current Partners, based solely on consultation with the Partnership's independent accountants, neither the Partnership nor any of its officers or Partners has taken any action which would prevent Parent from accounting for the Acquisition as a pooling of interests.

         3.25 Representations Complete. None of the representations or warranties made by the Current Partners (as modified by the Disclosure Schedules), nor any statement made in any Schedule or certificate furnished by the Current Partners pursuant to this Agreement, contains or will contain on the Closing Date, any untrue statement of a material fact.


                                  ARTICLE IIIA

              FURTHER REPRESENTATION AND WARRANTIES OF THE PARTNERS

         Each Partner further represents and warrants severally to Parent and Sub as follows:

         3.1A Due Authorization. This Agreement has been duly and validly executed and delivered by, or on behalf of, the Partner and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a valid and binding obligation of the Partner, enforceable against the Partner in accordance with its terms except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         3.2A No Violation. Neither the execution and delivery of this Agreement nor the performance by the Partner of its obligations hereunder will violate, be in conflict with, or constitute a default under any agreement or commitment to which the Partner is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Entity applicable to the Partner.

         3.3A No Consent Needed. No consent, waiver, approval, order or authorization of, or declaration, filing or registration with, any Governmental Entity or any third party is required to be made or obtained by the Partner in connection with the execution and delivery by the Partner of this Agreement or the performance by the Partner of its obligations hereunder or the consummation by the Partner of the transactions contemplated herein.

         3.4A Ownership of Partnership Interest. The Partner is the sole record and beneficial owner of the percentage interest in the Partnership of the amount in the Partnership set forth next to its name on Exhibit A, and such interest is to be sold pursuant to this Agreement. Such interest is not subject to any Lien. Except for the Articles of Partnership and the Redemption and Loan Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Partner is party or by which it is bound obligating the Partner to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any interests in the Partnership or obligating the Partner to grant or enter into any such option, warrant, call, right, commitment or agreement. The Partner has the sole right to transfer such interest to Sub. Such interest constitutes the entire Partnership Interest owned, beneficially or of record, by the Partner. Upon delivery to Sub of a duly executed transfer instrument, Sub will receive good title to such Partnership Interest, subject to no Lien retained, granted or permitted by the Partner. The Partner has not engaged in any sale or other transfer of its Partnership Interest in contemplation of the Acquisition.

         3.5A SEC Documents, Parent Financial Statements. The Partner has received and read information concerning the Parent, including without limitation the SEC Documents and Parent Financial Statements, both as defined below, and has had an opportunity to ask questions and receive answers from representatives of Parent concerning the terms of the Acquisition.

         3.6A Tax Matters. The Partner has had an opportunity to review with its own tax advisors the tax consequences to the Partner of the Acquisition and the transactions contemplated by this Agreement. The Partner understands that it must rely solely on its advisors and not on any statements or representations by Parent, or any of their agents. The Partner understands that it (and not Parent) shall be responsible for its own tax liability that may arise as a result of the Acquisition or the transactions contemplated by this Agreement.

         3.7A Absence of Claims by Partners. Except as set forth in Schedule 3.7A, such Partner has no claim against the Partnership whether present or future, contingent or unconditional, fixed or variable under any contract or on any other legal basis whatsoever, except for claims in the ordinary course of business such as for accrued salary and vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereto and which claims are consistent with past practice.

         3.8A Investment Representations of the Partners.

              (a) The Partner represents that the Shares to be received by him will be acquired for investment for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in or otherwise distributing the same. The Partner further represents that he does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person or to any third Person, with respect to any of the Shares.

              (b) Each Partner understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt pursuant to Section 4(2) of the Securities Act, and that the Parent's reliance on such exemption is predicated on each Partner's representations set forth herein.

              (c) The Partner covenants that in no event will he or she dispose of any Shares (other than pursuant to an effective registration statement) unless and until the Partner shall have notified the Parent of the proposed disposition and shall have furnished the Parent with a statement of the circumstances surrounding the proposed disposition, and if requested by the Parent, the Partner shall have furnished the Parent with a legal opinion in form and substance reasonably acceptable to the Parent and delivered by counsel deemed acceptable to the Parent in its sole discretion to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local, or foreign law has been taken.

              (d) The Partner further represents that he or she: (i) has such knowledge and experience (directly or through independent advisors) in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the Shares; (ii) has received copies of
(A) Parent's Annual Report on Form 10-K for the fiscal year ended November 30, 1995, (B) Parent's Annual Report to its stockholders for the fiscal year ended November 30, 1995, (C) Parent's Proxy Statement to its stockholders dated April 5, 1996, (D) Parent's final prospectus dated June 21, 1996 relating to its secondary public offering, (E) Parent's Current Report on Form 8-K filed June 19, 1996, as amended, (F) Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1996, (G) Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, and (H) and Parent's definitive proxy statement dated November 27, 1996, relating to its Special Meeting of Stockholders held on December 17, 1996, (I) Parent's Current Report on Form 8-K filed June 19, 1996, (J) Parent's Current Report on Form 8-K filed December 27, 1996 and (K) Parent's Current Report on Form 8-K filed January 17, 1997 (collectively, the "SEC Documents"); (iii) has been given an opportunity to ask any and all questions and receive answers from members of management of Parent concerning the Parent; (iv) has the ability to bear the economic risks of the undersigned's prospective investment; and (v) may be required to hold indefinitely the Shares unless such Shares are subsequently registered under the Securities Act or an exemption from such registration is available.

              (e) The Partner understands and agrees that all certificates for the Shares shall bear the following legend and any legends required by applicable state securities laws:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT, AS AMENDED ("ACT"). SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE PURSUANT TO RULE 144 OR REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT."


                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Parent and Sub represent and warrant to the Partnership and the Partners as follows:

         4.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Sub to consummate the transactions contemplated hereby. A true and complete copy of the charter documents and by-laws of the Parent and Sub have been delivered to the Partnership.

         4.2 Authority. Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement by the Parent and Sub do not, and, as of the Closing Date, the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of, default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the charter documents or by-laws of Parent or Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Sub except where such Conflict will not have a material adverse affect on the business, assets, financial conditions or results of operations of Parent and Sub taken as a whole. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and such other consents, waivers, authorizations, filings, approvals and registrations which if not obtained, would not have a material adverse affect on the business, assets, financial condition or results of operations of Parent and Sub taken as a whole.

          4.3 Capital Structure.

              (a) The authorized stock of Parent consists of 30,000,000 shares of Common Stock, $.001 par value, of which 13,162,000 shares were issued and outstanding as of November 30, 1996, and 5,000,000 shares of undesignated Preferred Stock, $.001 par value. No shares of Preferred Stock are issued or outstanding. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, $.001 par value, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved (i) 2,600,000 shares of Common Stock for issuance to employees and consultants pursuant to the Parent's 1995 Stock Plan, (ii) 100,000 shares of Common Stock for issuance to directors under its 1995 Directors' Option Plan, (iii) 300,000 shares of Common Stock for issuance under the Parent's 1995 Employee Stock Purchase Plan and (iv) 750,000 shares of Common Stock for issuance under the 1995 Series B Stock Plan. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

              (b) The shares of Parent Common Stock to be issued pursuant to the Acquisition will be duly authorized, validly issued, fully paid, non-assessable and will not be subject to preemptive rights of any Person.

          4.4 SEC Documents; Parent Financial Statements. Parent has furnished to each of the Partners true and complete copies of the SEC Documents. Since November 30, 1996, there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or the results of consolidated operation of Parent and its subsidiaries. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended, as applicable and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a document subsequently filed with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

          4.5 Brokers' and Finders' Fees. The Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

          4.6 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or, to the knowledge of Parent, threatened against Parent or Sub, which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay the Acquisition or any of the others transaction contemplated by this Agreement.

          4.7 Sub. Sub was formed solely for the purpose of the Acquisition and engaging in the transactions contemplated hereby. As of the date hereof and the Closing Date, the capital stock of Sub is and will be directly owned 100% by Parent. Except for this Agreement, there are not as of the date hereof and there will not be on the Closing Date any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements requiring Sub to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock. Except for this Agreement and for obligations or liabilities incurred in connection with its incorporation or organization, as of the date hereof and the Closing Date, Sub has not and will not have incurred, directly or indirectly through any subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type of kind whatsoever or entered into any agreements or arrangements with any person or entity.

          4.8 No Purchases of Parent Stock. Neither Parent, Sub nor any other of Parent's subsidiaries have purchased any Parent Common Stock (whether pursuant to open-market purchases or otherwise) during the fifteen consecutive trading days ending on the second day immediately prior to the Closing Date.


                                    ARTICLE V

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

          6.1 Filing of Form S-3. Within three business days of the earlier of
(i) receipt of the Partnership's balance sheets as of December 31, 1996 and 1995, and the related statements of income and cash flows for each of the three years for the period ended December 31, 1996 (the "Partnership Financial Statements") (such Partnership Financial Statements prepared in accordance with GAAP and consistent with the policies and reporting practices used by Parent and audited by its prior independent public accountants), (ii) receipt of (A) the Partnership Financial Statements audited by the Partnership's prior independent public accountants and unaudited restated Partnership Financial Statements that include such reclassifying entries necessary to be made by Parent in order for such restated Partnership Financial Statements to be in accordance with GAAP and consistent with the policies and reporting practices used by Parent, and (B) written consent of the Partnership's prior independent public accountants given with the knowledge that the restated Financial Statements will be included in the restated consolidated financial statements of Parent giving effect to the pooling of interests treatment of the Acquisition, and (iii) receipt of the Restated Partnership Financial Statements prepared in accordance with GAAP and consistent with the policies and reporting practices used by Parent and audited by KPMG Peat Marwick LLP, Parent shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 for the purpose of registering an aggregate of 200,000 Shares under the Securities Act for resale by the holders thereof and shall use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission as soon as practicable after filing. Parent shall file a Registration Statement on Form S-3 with the Commission for the purpose of registering an aggregate of an additional 300,000 Shares under the Securities Act for resale by the holders thereof and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before June 30, 1997. Parent shall file a Registration Statement on Form S-3 with the Commission for the purpose of registering an aggregate of an additional 250,000 Shares under the Securities Act for resale by the holders thereof and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before December 31, 1997. Parent shall file a Registration Statement on Form S-3 with the Commission for the purpose of registering the remaining Shares issued pursuant to this Agreement and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective on or before June 30, 1998. In the case of each such Registration Statement, the holders of Shares shall have the right to sell a number of Shares equal to the product of (a) the quotient of (1) the number of Shares received by such Partner in the Acquisition and (2) the total number of Shares issued in the Acquisition, and (b) the total number of Shares covered by the Registration Statement then being filed. The rights and obligations of the parties with respect to all of such Registration Statements shall be as set forth in Exhibit C. In the event Parent is required to obtain the audited Partnership Financial Statements under Subsection (iii) above, Parent agrees to use commercially reasonable efforts to obtain such financial statements as soon as practicable, it being understood by the parties that the completion of the audit of the Partnership Financial Statements by KPMG Peat Marwick LLP is expected to require at least 30 days. Nothing in the preceding sentence shall require Parent to obtain the audited Partnership Financial Statements specified in Subsection (iii) above within 30 days or any other time period. Parent agrees to pay all costs of KPMG Peat Marwick LLP in connection with any of the above services rendered by it.

          6.2 Expenses. Except as provided in Schedule 3.19, all fees and expenses incurred by the Partnership in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred, shall be the obligation of the Partners.

          6.3 Reasonable Best Efforts. Following the Closing Date, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Partnership or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Partnership or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

          6.4 Affiliate Agreements. Schedule 6.4 sets forth those persons who, in the Partners' reasonable judgment, are or may be "affiliates" of the Partnership within the meaning of Rule 145 (each such Person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Partners shall deliver or cause to be delivered to Parent on the Closing Date from each of the Affiliates of the Partnership, an executed Affiliate Agreement in the form attached hereto as Exhibit D. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

          6.5 Tax Returns. The Parent shall cause the Partnership to file all tax returns of the Partnership for all taxable periods ending on or before the Closing Date or thereafter (and not required to be filed prior to the Closing
Date); provided, however, that the federal and state income tax returns of the Partnership for the taxable year ending on the Closing Date shall be prepared under the direction of the agent of the Partners (and at their expense) in a manner consistent with applicable law and past practices. Such returns shall be subject to the review (but not approval) of Parent. After the Closing Date, Parent and the Partners will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Partnership for all periods ending on or prior to the Closing Date and will preserve such information, records or document until the expiration of any applicable statute of limitations or extensions thereof.

          6.6 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby; provided that such transaction is performed in compliance with all applicable federal and state securities laws.

          6.7 Bonus Plan. Parent and Sub agree that at the Closing, Sub will institute a management bonus program for senior management of Sub (the "Management Bonus Program") in the form attached hereto as Exhibit E to this Agreement. Each member of Sub's senior management (as determined by the Chief Executive Officer of Sub) shall be eligible to participate in the Management Bonus Program. The Management Bonus Program shall be effective for four years beginning at the beginning of the first calendar month after the Closing Date. Beginning with Parent's fiscal year starting on December 1, 1999, Sub may amend the Management Bonus Program with the approval of Sub's Chief Executive Officer. Subsequent to the fourth anniversary of the Closing Date, Parent agrees to cause Sub to create a management bonus program for senior management of Sub that is comparable and prepared on the same basis as management bonus programs, if any, maintained at such time for other business units of Parent.

          6.8 Pooling Accounting. Parent and the Partners shall each use their best efforts to cause the business combination to be effected by the Acquisition to be accounted for as a pooling of interests. Each of Parent and the Partners shall use their best efforts to cause its Affiliates (as defined in Section 6.4) not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Acquisition as a pooling of interests.

          6.9 Nasdaq Listing. Parent shall authorize for listing on the Nasdaq National Market the Shares issuable to the Partners pursuant to this Agreement, upon official notice of issuance.

         6.10 Financial Results of Combined Businesses. Parent agrees to prepare, as required by the accounting rules referred to below, combined interim financial results of Parent and the Partnership covering at least 30 days of combined operations (the "Combined Results") and satisfying all applicable FASB pooling-of-interests requirements as follows and Parent shall make the Combined Results publicly available on or before March 21, 1997.

         6.11 Benefit Plans. Parent and Sub shall recognize under their employee benefit plans, programs, arrangements and policies in which a former Partnership employee will participate the service credited to such employee as of the Closing Date for purposes of any waiting period, eligibility conditions and benefits. In addition, upon retirement of Louis Lloyd Jacobs and Robert C. Doherty, such persons shall be eligible to continue to participate in the health plan applicable to Sub at such time on the same basis as the other senior executives of Sub (including, cost contribution).

         6.12 Stock Options. After the Closing, upon instruction from the Chief Executive Officer of Sub, the Parent shall issue to such employees of Sub and in such amounts as designated by such Chief Executive Officer, a one-time grant of options to purchase an aggregate of 35,000 shares of Parent Common Stock pursuant to Parent's standard form option agreement with four year vesting as follows: (i) 1/4 of the shares subject to the option will vest on the first anniversary of the date of grant and (ii) the remaining shares will vest 1/36 each month thereafter.

                                   ARTICLE VII

                          CONDITIONS TO THE ACQUISITION

          7.1 Conditions to Obligations of Each Party to Effect the Acquisition. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

              (a) No Adverse Litigation. There shall not be pending or threatened in writing any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit or invalidate or collect damages arising out of the Agreement, the Acquisition or any other transaction contemplated hereby, and which makes it inadvisable to proceed with the Agreement, the Acquisition and other transactions contemplated hereby.

              (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

              (c) Nasdaq Listing. The Shares issuable to the Partners pursuant to this Agreement and any other shares required to be reserved for issuance in connection with the Acquisition shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

              (d) Opinion of Accountants. Each of Parent and the Partnership shall have received letters from KPMG Peat Marwick LLP dated within two (2) business days prior to the Closing Date, regarding that firm's concurrence with Parent's managements' and Partnership's managements' conclusions as to the appropriateness of pooling of interest accounting for the Acquisition under Accounting Principles Board Opinion No. 16, if the Acquisition is consummated in accordance with this Agreement and Ernst & Young LLP shall have delivered to KPMG Peat Marwick LLP a letter to the effect that the Partnership complies with all pooling criteria that relate to the Partnership.

          7.2 Additional Conditions to Obligations of the Partners. The obligations of the Partners to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, each by the Partners acting individually:

              (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date; and the Partners shall have received certificates to such effect signed on behalf of Parent by the President or the Chief Financial Officer of Parent and on behalf of Sub by the President or Chief Financial Officer of Sub;

              (b) Legal Opinion. The Partners shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to the Parent, in substantially the form attached hereto as Exhibit F.

              (c) Consents. Parent and Sub shall have received all consents, waiver and approvals listed to Schedule 4.2 hereto.

              (d) Registration Rights Agreement. Parent shall have executed the Registration Rights Agreement in substantially the form attached as Exhibit C.

          7.3 Additional Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate and effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

              (a) Representations and Warranties. The representations and warranties of the Partners, made either jointly or individually, contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, and Parent and Sub shall have received a certificate to such effect signed by each of the Partners;

              (b) Legal Opinions. Parent shall have received legal opinions from
(i) Davis & Gilbert and Moore & Van Allen, special counsels to the Partners, in substantially the forms attached hereto as Exhibit G-1 and G-2; and (ii) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, special counsel to McKinney, in substantially the form attached hereto as Exhibit G-3.

              (c) Consents; Assignments. The Partnership shall have received all consents, waivers, approvals and assignments to the Contracts listed in Schedule
3.12 hereto, unless waived by Parent;

              (d) Securities Laws. Parent shall have received all necessary consents and otherwise complied with the Securities Act and with any state Blue Sky or securities laws applicable to the issuance of the Shares;

              (e) Closing Financial Statements. The Partners shall deliver a certificate executed on their behalf by the Partner Representatives certifying that on the Closing Date, the Partnership's current assets are not more than $200,000 less than its total liabilities less deferred rent as determined in accordance with GAAP; provided, however, in making such calculation the Third Party Expenses remaining to be paid plus the remaining payments to the estate of Toni Jordan shall be excluded from total liabilities and a corresponding inter-company receivable of $1,265,000 from Parent shall be excluded as a current asset.

              (f) Non-Compete. Each of the persons listed on Schedule 7.3(f)(1) hereto shall have executed a non-competition agreement in the form attached as Exhibit H-1, each of the persons listed on Schedule 7.3(f)(2) hereto shall have executed a non-competition agreement in the form attached as Exhibit H-2 and each of the persons listed on Schedule 7.3(f)(3) hereto shall have executed a non-competition agreement in the form attached as Exhibit H-3, and all of such non-competition agreements shall be in full force and effect;

              (g) Termination of McKinney Agreement. McKinney shall have delivered to Parent an instrument terminating that certain Redemption and Loan Agreement dated December 31, 1990;

              (h) Employment Agreements. Each of the persons listed on Schedule 7.3(h) hereto shall have executed an employment agreement in a form mutually agreeable to Parent, Sub and such persons and all of such employment agreements shall be in full force and effect;

              (i) Affiliate Agreements. Each of the persons listed on Schedule
6.10 shall have executed an Affiliate Agreement in substantially the form attached as Exhibit D; and

              (j) Registration Rights Agreement. Each of the Partners shall have executed the Registration Rights Agreement in substantially the form attached as Exhibit C.


                                  ARTICLE VIII

                             [INTENTIONALLY OMITTED]


                                   ARTICLE IX

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

          9.1 Survival of Representations and Warranties. Subject to the limitations set forth in Section 9.2(d)(i) and 9.2(d)(xiv) hereof, all of the Current Partners' representations and warranties contained in Articles III and IIIA of this Agreement (each as modified by the Disclosure Schedules), or in any certificate delivered at Closing, shall survive the Acquisition and continue until the first anniversary of the Closing Date. All of the Partners' representations and warranties contained in Section 3.4A of this Agreement shall survive indefinitely. All of the Parent's and Sub's representations and warranties contained herein or in any certificate delivered at the Closing shall terminate on the first anniversary of the Closing Date.

          9.2 Indemnity.

              (a) General. Subject to Section 9.2(d)(xiv), the Partners (including all Current Partners and McKinney), solely through the mechanism of the Escrow Fund (as defined in Section 9.2(d) below), hereby agree, jointly and severally to indemnify and hold Parent and Sub and their respective officers, directors and affiliates (including Sub) harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation to the extent not reduced by proceeds received or reasonably expected to be received from insurance maintained for the benefit of any indemnified party (hereinafter individually a "Loss" and collectively "Losses") incurred by Parent and Sub, or their respective officers, directors or affiliates, directly or indirectly, as a result of any inaccuracy or breach of a representation or warranty of the Current Partners contained in Article III herein (as modified by the Disclosure Schedules).

              (b) Procedure For Claims and Minimum Claim Amount. Parent shall promptly notify the Partners in writing of any Losses for which they shall seek indemnification under this Section by delivery to the Partner Representatives of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating the grounds for recovery by Parent or Sub in sufficient detail to permit the Partners to understand the general basis for the claim, (B) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses (C) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability. Notwithstanding the foregoing subsection, except as provided in Section 9.2(d)(xiv) hereof, the maximum aggregate recourse by Parent and Sub under this Article IX shall not exceed the aggregate value of the Escrow Fund, and no action may be taken to collect any amount owing by the Partners (including, without limitation, commencement of any legal action, exercise of rights against the Escrow Fund (as defined below), unless and until the Parent has complied with the claims procedures set forth in this subsection and unless and until the amounts of such claims recoverable under this Section 9.2(b), in the aggregate, exceed $75,000, in which case, the Partners shall only be liable for Losses in excess of $75,000 (in each case subject to the further limitations set forth in Section 9.2(d) below).

              (c) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent in good faith reasonably believes will be covered by the indemnification and/or defense obligation contained in this Article, Parent shall notify the Partner Representatives of such claim, and the Partners (through the Partner Representatives)shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim in the event that the claimed amount of such claim is $500,000 or more in excess of the value of the Escrow Shares remaining in the Escrow Fund at the time the claim is made, determined in accordance with Section 9.2(d)(vii) of this Agreement; provided, however, that except with the consent of the Partner Representatives, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim against the Partners. In the event that the claimed amount of such claim is less than $500,000 in excess of the value of the Escrow Shares remaining in the Escrow Fund at the time such claim is made, determined in accordance with Section 9.2(d)(vii) of this Agreement, then Parent shall not have the right to settle such claim except with the consent of the Partner Representatives, which consent shall not be unreasonably withheld. In the event that the Partner Representatives have consented to any such settlement pursuant to the preceding sentence, the Partners shall have no power or authority to object under any provision of this Article IX to the amount of any such claim by Parent with respect to such settlement.

              (d) Escrow Fund. Solely as security for the recovery by the Parent and the Sub of the amounts owing to them under the Partners' indemnification obligations set forth in Section 9.2(a) above (the "Partners' Indemnities"), the Partners will be deemed to have received and deposited with the Escrow Agent (as defined below) 7.5% of the number of Shares issuable at the Closing (plus any additional shares as may be issued upon any stock splits, stock dividend or recapitalization effected by Parent after the Closing Date) (the "Escrow Shares"). At the Closing, the Escrow Shares, together with stock powers for such shares, without any act of the Partners, will be deposited with Chemical Trust Company of California (or other institution reasonably acceptable to Parent and the Partners) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund (the "Escrow Fund" ) to be governed by the terms set forth herein and at Parent's cost and expense.

                  (i) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Closing and shall terminate on the earlier of (x) the date of completion of the audit of the Parent's financial statements for the fiscal year ending November 30, 1997 and (y) the date which is the one year anniversary of the Closing Date (the "Escrow Period Termination Date"). Within 10 days following the Escrow Period Termination Date, the Escrow Shares remaining in the Escrow Fund shall be released from the Escrow Fund and shall be distributed pro rata to the Partners, based upon the number of Shares received by each. Such remaining Escrow Shares shall be reduced by an amount of Shares which, in the reasonable judgment of Parent, subject to the objection of the Partners and any subsequent arbitration of the matter in the manner provided in
Section 9.2(d)(v) hereof, is in value necessary to satisfy any then pending unsatisfied Partners' Indemnities, which have been specified in any Escrow Fund Claim delivered to the Escrow Agent and the Partners prior to the Escrow Period Termination Date pursuant to Subsection 9.2(d)(iii) below

                 (ii) Protection of Escrow Shares.

                        (1) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                        (2) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend or recapitalization) ("New Shares") in respect of the Escrow Shares which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on the Escrow

Shares shall not be added to the Escrow Fund but shall be distributed to the Partners, based upon the number of Shares received by each. The Parent shall make arrangements for such cash dividends to be paid directly to the Partners; provided, if the Escrow Agent receives any such dividends it shall promptly distribute the same to the Partners based upon the number of shares received by each.

                        (3) The Partners shall have voting rights with respect to the Escrow Shares contributed to the Escrow Fund by the Partners (and on any voting securities added to the Escrow Fund in respect of the Escrow Shares) and the Escrow Agent shall promptly upon receipt thereof deliver to such Partner any proxy statement and proxies with respect thereto which the Escrow Agent receives.

                 (iii) Notice of Election To Satisfy Claim With Escrow Fund. In case Parent incurs a Loss coverable hereunder, Parent shall deliver to the Escrow Agent and the Partner Representatives a written notice (the "Escrow Fund Claim"), which contains a copy of the Officer's Certificate described in Subsection 9.2(b) above and a statement of the amount the Partners' Indemnity to be satisfied by distribution of Escrow Shares from the Escrow Fund.

                  (iv) Objections to Escrow Fund Claim. For a period of thirty
(30) days after delivery of an Escrow Fund Claim to the Partner Representatives, Parent shall not be entitled to any Escrow Shares, unless Parent shall have received written authorization from the Partner Representatives to take the amounts claimed in the Escrow Fund Claim. After the expiration of such thirty
(30) day period, Parent shall be entitled to such number of Escrow Shares with a value equal to the amounts claimed in the Escrow Fund Claim, provided that no such delivery may be made if the Partner Representatives shall object in a written statement to the Escrow Fund Claim, and such statement shall have been delivered to Parent prior to the expiration of such thirty (30) day period, specifying in reasonable detail the basis for the objection (an "Escrow Claim Objection").

                   (v) Resolution of Conflicts; Arbitration.

                        (1) If the Partner Representatives so deliver an Escrow Claim Objection within thirty (30) days after delivery of an Escrow Fund Claim, the Partner Representatives and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Partner Representatives and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent, indicating the value, if any, of the Escrow Shares that should be distributed to Parent from the Escrow Fund to satisfy the Escrow Fund Claim. The Escrow Agent shall be entitled to rely on any such memorandum and distribute such Escrow Shares from the Escrow Fund in accordance with the terms thereof.

                        (2) If no such agreement can be reached after good faith negotiation, either Parent or the Partner Representatives may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Partner Representatives. Arbitration of a claim may only be commenced for claims made prior to the Escrow Period Termination Date. In the event that within 30 days after submission of any dispute to arbitration Parent and the Partner Representatives cannot mutually agree on an arbitrator, Parent and the Partner Representatives shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorney's fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim raised by the Escrow Fund Claim shall be binding and conclusive upon the parties to this Agreement, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

                        (3) Judgment upon any award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Raleigh, North Carolina under the rules then in effect of the American Arbitration Association. The arbitrators shall determine how the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be paid. The respective expenses (including attorneys' fees) of each party to the arbitration shall be borne by each such party.

                        (4) The Arbitrator's award shall be limited to the shares of Parent Common Stock then remaining in the Escrow Fund.

                  (vi) Reduction of Escrow Fund. Upon (a) a decision of the arbitrator or arbitrators in favor of Parent, (b) written authorization from the Partner Representatives pursuant to Section 9.2(d)(iv) or (c) expiration of the 30 day period specified in Section 9.2(d)(iv), Parent shall be entitled to that number of Escrow Shares in the Escrow Fund with a value equal to the amount of the Partners' Indemnity obligation covered by the Escrow Fund Claim. The Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable such Escrow Shares, provided that sufficient Escrow Shares remain in the Escrow Fund.

                 (vii) Valuation of Shares. For the purposes of determining the number of Escrow Shares to be delivered to Parent out of the Escrow Fund and for purposes of Section 9.2(c) hereof, the Escrow Shares shall be valued at the Closing Price.

                (viii) Fractional Shares. No fractional shares of the Parent Common Stock shall be issued or delivered pursuant to any provision contained in this Article IX. In the event of any distribution of the Escrow Shares to the Parent under this Section 9.2, the award of the arbitrator or written authorization from the Partner Representatives under Section 9.2(d)(vi) or the Escrow Fund Claim delivered pursuant to Section 9.2(d)(iii) shall direct the Escrow Agent to round off (up or down) any fractional share resulting from any calculation hereunder to the nearest whole share.

                 (ix) Allocation. All distributions made from the Escrow Fund, whether payable to Parent or to the Partners, shall be made proportionately from the Escrow Shares set forth opposite the name of each Partner as his respective interest appears on Column B of Exhibit A hereto except for any indemnity payment to be made by Louis Lloyd Jacobs, Robert C. Doherty and Don S. Maurer pursuant to Section 9.2(d)(xiv).

                  (x) Distribution Consent. Any other provision of this Section
9.2 to the contrary notwithstanding, the Escrow Agent shall distribute the Escrow Shares in such manner at such time or times as Parent and the Partner Representatives may, in writing, jointly direct.

                 (xi) Escrow Agent's Duties.

                      (1) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Partner Representatives, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                      (2) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other Person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (3) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (4) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                        (5) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any Person acting or purporting to act on behalf of any party to this Agreement.

                        (6) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents, cash and Escrow Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

                        (7) Parent agrees to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter other than arising out of its negligence or willful misconduct.

                        (8) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as Escrow Agent. The Escrow Agent shall be discharged from any duties and liability under this Agreement assumed by the replacement agent.

                  (xii) Fees. The Escrow Agent's fees for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated by Parent, for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation. The Parent promises to pay these sums upon demand.

                 (xiii) Partner Representatives.

                        (1) Each Partner hereby irrevocably appoints and constitutes Robert C. Doherty and Don S. Maurer as such Partner's agent (the "Partner Representatives") for and on behalf of such Partner (i) to give and receive notices and communications; (ii) to authorize delivery to Parent of Escrow Shares held by the Escrow Agent; (iii) to represent the Partners with respect to Article IX of this Agreement, including the power to object to deliveries out of the Escrow Fund; (iv) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and to comply with orders of courts and awards of arbitrators with respect to such claims; and (v) to make all actions necessary or appropriate in the judgment of the Partner Representatives for the accomplishment of the foregoing. No action taken by one Partner Representative shall be valid unless both join in such action. No bond shall be required by the Partner Representatives. Notices or communications to or from the Partner Representatives shall constitute notice to or from each of the Partners. All expenses and costs of the Partner Representatives shall be the sole responsibility of the Partners.

                        (2) The Partner Representatives shall not be liable for any act done or omitted hereunder as Partner Representatives while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Partners shall severally indemnify the Partner Representatives and hold him or her harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Partner Representatives and arising out of or in connection with the acceptance or administration of his or her duties hereunder.

                        (3) The Partner Representatives shall have reasonable access to information about Parent and Sub and the reasonable assistance of Parent's and Sub's officers and employees for purposes of performing his duties and exercising his right hereunder, provided that the Parent Representatives shall treat confidentially and not disclose any nonpublic information from or about Parent and Sub to anyone.

                        (4) A decision, act, consent or instruction of the Partner Representatives shall constitute a decision of all Partners with respect to the Escrow Fund and shall be final, binding and conclusive upon each such Partner, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Partner Representatives as being the decision, act, consent or instruction of each and every such Partner.

                        (5) In the event of the death or incapacity of a Partner Representative, the remaining Partner Representative shall appoint a new Partner Representative who shall have all of the powers and rights of the Partner Representatives originally appointed hereunder; provided, however, that any such replacement Partner Representative shall be a former Current Partner of the Partnership.

                  (xiv) Exclusive Remedy. The indemnity set forth in this
Article IX and the Escrow Fund provided for herein shall apply only to breaches by the Partners of any representation or warranty of the Partners contained in
Article III hereof and, except as provided below, resort to the Escrow Fund shall be the exclusive right and remedy of Parent for such breaches. Accordingly, Parent and Sub agree that none of the indemnified parties shall have any recourse for the payment of Losses of any kind whatsoever arising under
Section 9.2(a) against the Partners, nor shall any of such persons be personally liable for any such Losses except as provided in the foregoing sentence; provided, however notwithstanding the foregoing, the existence of this Article IX and of the rights and restrictions set forth herein do not limit any other potential remedies of Parent (A) against any Partner with respect to any breaches of Section 3.4A hereof; provided that each Partner shall be severally liable to Parent for any breach of his or her representation and warranty set forth in Section 3.4A or (B) with respect to any knowing and intentional misrepresentation of a fact in connection with a representation or warranty of the Current Partners contained in any Article III of this Agreement; provided that only Louis Lloyd Jacobs, Robert C. Doherty and Don S. Maurer shall be liable to Parent, severally in an amount not to exceed the value of the total number of Shares received by such individual received in the Acquisition (including Shares deposited on behalf of such individual in the Escrow Fund).

          9.6 Indemnification by Parent and Sub of the Partners.

              (a) Indemnity. Parent and Sub agree to indemnify and hold the Partners harmless against all Losses incurred by such indemnified parties resulting from or attributable to any liability of the Partnership that exists on the Closing Date. As used in this Section 9.3(a), "Losses" shall only exclude losses or damages covered by insurance only to the extent that the Partners receive the proceeds of such insurance. Notwithstanding the foregoing, the Partners shall not be entitled to indemnification with respect to any Loss resulting from or which constitutes an inaccuracy or breach of a representation or warranty of the Partners contained in Article III and Article IIIA herein.

              (b) Procedures for Asserting Claims. Upon obtaining knowledge of the institution of any action, suit, proceeding or other event which would give rise to a claim of indemnity pursuant to Section 9.3(a), the Partner Representatives shall notify the Parent of such claim. The Parent shall have the right in its sole discretion to settle any such claim. The failure of the Partner Representatives to notify the Parent within 10 days of becoming aware of any such claim shall excuse Parent's indemnity obligations under Section 9.3(a) hereof if such failure materially prejudices Parent's ability to settle such claim.

                                    ARTICLE X

                               GENERAL PROVISIONS

          10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mail, postage prepaid, if mailed by certified first class mail, or (c) the next business day if sent by telecopier (if receipt is electronically confirmed) or by a prepaid overnight courier service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

              (a) if to Parent or Sub, to:

                  CKS Group
                  10441 Bandley Drive
                  Cupertino, CA 95014
                  Attention: President and Chief Executive Officer Telephone No.: (408) 366-5100
                  Telecopy No.:  (408) 366-5120

                  with a copy at the same address to the attention of the Executive Vice President of Business Development, and

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati, P.C.
                  650 Page Mill Road
                  Palo Alto, CA 94304-1050
                  Attention:  Daniel R. Mitz, Esq.
                  Telephone No.: (415) 493-9300
                  Telecopy No.:  (415) 493-6811

              (b) If to the Partners, to:

              McKinney & Silver
              333 Corporate Plaza, 9th Floor
              Raleigh, NC 27601
              Telephone No:             (919) 821-6400
              Telecopy No.:             (919) 821-6599

              with a copy to:

              Davis & Gilbert
              1740 Broadway, 3rd Floor
              New York, NY 10019
              Attention:  Michael D. Ditzian, Esq.
              Telephone No.:            (212) 468-4800
              Telecopy No.:             (212) 468-4888

              (c) If to McKinney, to:

              Mr. Charles C. McKinney
              1021 Cowper Drive
              Raleigh, NC  27608
              Telephone No.:            (919) 834-4746
              Telecopy No.:             (919) 834-1338

              with a copy to:

              Smith, Anderson, Blount, Dorsett,
              Mitchell & Jernigan, LLP
              Attention:  Henry A. Mitchell, Jr.
              P.O. Box 2611
              Raleigh, NC  27602
              Telephone No.:            (919) 821-6625
              Telecopy No.:             (919) 821-6805

              (d) If to the Escrow Agent, to:

              Chemical Trust Company of California
              101 California St., Suite 2725
              San Francisco, CA 94111
              Attn:  Michael B. McGhee
              Telephone No:             (415) 954-9561
              Telecopy No.:             (415) 693-8850

              (e) If to the Partner Representatives to:

              Robert C. Doherty
              Don S. Maurer
              c/o McKinney & Silver
              333 Corporate Plaza, 9th Floor
              Raleigh, NC 27601
              Telephone No:             (919) 821-6400
              Telecopy No.:             (919) 821-6599

          10.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          10.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto, and the documents, instruments and other agreements among the parties referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

          10.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision provided that Parent and Sub shall remain liable for their obligations hereunder.

          10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          10.7 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          10.8 Definitions. The following terms shall have the following definitions in this Agreement.

               (a) "Accounts Receivable" is defined on page 13 of this Agreement.

               (b) "Affiliate" is respectively defined on pages 15 and 25 of this Agreement.

               (c)  "Agreement" is defined on page 1 of this Agreement.

               (d) "Articles of Partnership" is defined on page 3 of this Agreement.

               (e)  "Closing Price" is defined on page 2 of this Agreement.

               (f)  "Closing Date" is defined on page 2 of this Agreement.

               (g)  "Closing" is defined on page 2 of this Agreement.

               (h)  "Code" is defined on page 8 of this Agreement.

               (i)  "Combined Results" is defined on page 26 of this Agreement.

               (j)  "Commission" is defined on page 25 of this Agreement.

               (k)  "Conflict" is defined on page 4 of this Agreement.

               (l)  "Contract" is defined on page 12 of this Agreement.

               (m) "Disclosure Schedules" is defined on page 3 of this Agreement.

               (n)  "Employee" is defined on page 15 of this Agreement.

               (o) "Employee Agreement" is defined on page 15 of this Agreement.

               (p) "Environmental Permits" is defined on page 14 of this Agreement.

               (q)  "Equipment" is defined on page 9 of this Agreement.

               (r)  "ERISA" is defined on page 15 of this Agreement.

               (s)  "Escrow Fund" is defined on page 31 of this Agreement.

               (t)  "Escrow Fund Claim" is defined on page 32 of this Agreement.

               (u) "Escrow Period Termination Date" is defined on page 30 of this Agreement.

               (v)  "Escrow Shares" is defined on page 31 of this Agreement.

               (w)  "GAAP" is defined on page 4 of this Agreement.

               (x) "Governmental Entity" is defined on page 4 of this Agreement.

               (y)  "Greater Price" is defined on page 2 of this Agreement.

               (z) "Hazardous Materials Activities" is defined on page 14 of this Agreement.

               (aa) "Hazardous Material" is defined on page 14 of this
                    Agreement.

               (bb) "Intellectual Property" is defined on page 9 of this
                    Agreement.

               (cc) "Intellectual Property of the Partnership" is defined on page 9 of this Agreement.

               (dd) "IRS" is defined on page 15 of this Agreement.

               (ee) "Knowledge" Defined. Where any representation and warranty contained in this Agreement is expressly qualified by reference to knowledge of a party, such term shall be limited to the actual knowledge of such party after reasonable investigation, except that in the case of Parent and Sub, such term shall be limited to the actual knowledge after reasonable investigation of any of the executive officers of Parent and Sub.

               (gg) "Liens" is defined on page 8 of this Agreement.

               (hh) "Loss" is defined on page 30 of this Agreement.

               (ii) "Management Bonus Program" is defined on page 26 of this
                    Agreement.

               (jj) "Material Adverse Effect" is defined on page 3 of this
                    Agreement.

               (kk) "Multiemployer Plan" is defined on page 16 of this
                    Agreement.

               (ll) "New Shares" is defined on page 32 of this Agreement.

               (mm) "November Balance Sheet" is defined on page 4 of this
                    Agreement.

               (nn) "Parent Financial Statements" is defined on page 23 of this
                    Agreement.

               (oo) "Partnership Authorizations" is defined on page 13 of this
                    Agreement.

               (pp) "Partnership Employee Plan" is defined on page 15 of this
                    Agreement.

               (qq) "Partnership Financials" is defined on page 4 of this
                    Agreement.

               (rr) "Partnership Interests" is defined on page 1 of this
                    Agreement.

               (ss) "Pension Plan" is defined on page 16 of this Agreement.

               (tt) "Person" shall mean and include an individual, a
                    partnership, a joint venture, a corporation, a limited liability corporation or partnership, a trust, an unincorporated organization and a government or other department or agency thereof.

               (uu) "Purchase Price" is defined on page 2 of this Agreement.

               (vv) "Returns" is defined on page 7 of this Agreement.

               (ww) "Rule 145" is defined on page 25 of this Agreement.

               (xx) "SEC Documents" is defined on page 21 of this Agreement.

               (yy) "Securities Act" is defined on page 13 of this Agreement.

               (zz) "Shares" is defined on page 2 of this Agreement.

               (aaa) "Tax" or "Taxes" is defined on page 7 of this Agreement.

               (bbb) "Third Party Expenses" is defined on page 25 of this
                    Agreement.

          10.9 Amendment. This Agreement and the Schedules attached hereto may be amended, supplemented or modified by the parties hereto at any time only by an agreement in writing signed on behalf of both of the Partner Representatives on behalf of all the Partners and each of the other parties hereto following due authorization.

         10.10 Termination of Articles of Partnership. On and after the Closing, the Articles of Partnership shall terminate and cease to have any force and effect. Without limiting the foregoing, on and after the Closing no Partner shall be bound by nor have any liability under, Sections 20 or 21 of the Articles of Partnership.

         IN WITNESS WHEREOF, Parent, Sub, the Partners, the Partner Representatives and the Escrow Agent have caused this Agreement to be signed, all as of the date first written above.


PARTNERS                            CKS GROUP, INC.

   /s/ Larry L. Bennett             By:   /s/ Mark D. Kvamme
-----------------------------          -----------------------------------------
Larry L. Bennett
                                    Name:    Mark D. Kvamme
   /s/ Stephen E. Boase                  ---------------------------------------
-----------------------------
Stephen E. Boase                    Title: President and Chief Executive Officer
                                          --------------------------------------
   /s/ Joan C. Brown
-----------------------------       RALEIGH ACQUISITION, INC.
Joan C. Brown
                                    By:    /s/ Carlton H. Baab
   /s/ Patrick H. Burnham              -----------------------------------------
-----------------------------
Patrick H. Burnham                  Name:    Carlton H. Baab
                                         ---------------------------------------
   /s/ J. Stephen Davis, III
-----------------------------       Title:     President
J. Stephen Davis, III                     --------------------------------------

   /s/ Robert C. Doherty
-----------------------------
Robert C. Doherty

   /s/ Janice C. Hunter
-----------------------------
Janice C. Hunter

   /s/ Louis Lloyd Jacobs
-----------------------------
Louis Lloyd Jacobs
                                    PARTNERS REPRESENTATIVES
   /s/ David B. Johnston
-----------------------------
David B. Johnston                   By:     Robert C. Doherty
                                       ---------------------------------
   /s/ Don S. Maurer                    Robert C. Doherty
-----------------------------
Don S. Maurer
                                    By:    /s/ Don S. Maurer
   /s/ Charles C. McKinney             ---------------------------------
-----------------------------           Don S. Maurer
Charles C. McKinney

                                             CHEMICAL TRUST COMPANY
   /s/ Emry L. McKinney                       OF CALIFORNIA
--------------------------------------
Emry L. McKinney

   /s/ Richard N. Myracle                    By:  /s/ Michael McGhee
--------------------------------------          --------------------------------
Richard N. Myracle
                                             Name:    Michael McGhee
   /s/ Mark W. Schofield                          ------------------------------
--------------------------------------               Assistant Vice President
Mark W. Schofield